Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-151789) on Form S-8 of American Public Education, Inc. of our report dated June 28, 2012, relating to the financial statements and supplemental schedule of the American Public University System Retirement Plan, which appears in this Annual Report on Form 11-K of American Public University System Retirement Plan for the year ended December 31, 2011.

/s/ McGladrey LLP
Baltimore, Maryland
June 28, 2012